PRESS RELEASE

Contacts:

MEDecision Tracey Costello (610) 540-0202 Tracey.Costello@MEDecision.com	The Ruth Group Stephanie Carrington / Denise Roche (646) 536-7017 / 7008 scarrington@theruthgroup.com droche@theruthgroup.com

MEDecision Elects Paul Blondin and Elizabeth Dow to its Board of Directors

WAYNE, Penn. – December 18, 2006 –In connection with the consummation of its initial public offering, MEDecision, Inc. (Nasdaq: MEDE), a provider of software, services and clinical content to healthcare payers, today confirmed that the previously-announced resignations of board of directors members Frank A. Adams and Charles P. Cullen have become effective, and that Paul E. Blondin and Elizabeth A. Dow have been elected to the board.

MEDecision founder and chief executive officer David St.Clair said, “The addition of Paul Blondin and Elizabeth Dow to MEDecision’s board of directors is consistent with our goal of creating an independent board with members from various industries and with diverse areas of expertise. Paul brings a broad array of senior management and operational experience within the technology/software space that will be invaluable to the Company as we continue to execute on our growth plan. Elizabeth’s expertise in working with senior level executives and executing large-scale outreach programs will be useful as we begin this new chapter in the Company’s history and focus on delivering value to our shareholders.”

Mr. Blondin has been the chairman and chief executive officer of Pactolus Communications Software Corp. since 2001. From 1999 until 2001, he was the chief executive officer of IP Highway. Mr. Blondin received both a BS degree in accounting and an MBA from Boston College.

Ms. Dow has been the president and chief executive officer of Leadership Philadelphia since 1993. She holds a BA degree in psychology from the University of Minnesota, an MA in counseling from Cornell University and an MBA from the Wharton School of Business at the University of Pennsylvania.

About MEDecision, Inc.

Founded in 1988, MEDecision provides healthcare payer organizations with software, services and clinical content that allows them to increase administrative efficiency and improve the overall quality and affordability of their members’ healthcare. A provider of Collaborative Care Management, MEDecision’s technologies analyze data, automate payer workflow processes and electronically connect patients, providers and payers to give each a common view of the patient’s medical history, fostering better clinical decision making. MEDecision's customers manage care for approximately one in every six Americans with health insurance.

MEDecision is a trademark of MEDecision, Inc. The MEDecision logo and product names are also trademarks or registered trademarks of MEDecision, Inc. Other products and brand names are trademarks of their respective owners.

Forward-Looking Statements

Statements made in this press release regarding MEDecision that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about MEDecision and its industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. These forward-looking statements include, without limitation, statements about market opportunities, strategy, competition, projected revenues and expense levels and the adequacy of available cash resources. The Company’s actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including, but not limited to, the loss of primary customers, successful implementation of internal plans, product demand, the impact of competing products and the various risks described in the “Risk Factors” section and elsewhere in the registration statement on Form S-1 that the Company has filed with the Securities and Exchange Commission related to this offering. MEDecision undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. MEDE-E

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